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                                                                    EXHIBIT 23.3


                          [FRAZIER & DEETER, LLC LOGO]


                             FRAZIER & DEETER, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
         --------------------------------------------------------------
         600 Peachtree Street, N.E., Suite 1900, Atlanta, Georgia 30308 main 404.253.7500 fax 404.253.7501 www.frazier-deeter.com

             CONSENT OF FRAZIER & DEETER, LLC, INDEPENDENT AUDITORS

We consent to the inclusion in the Registration Statement on Form S-1 of Verso Technologies, Inc. filed with the Securities and Exchange Commission of our report dated June 27, 2003, except for Note 20 which is as of March 12, 2004, with respect to the consolidated financial statements of Clarent Corporation as of December 31, 2002 and for the year then ended.

We consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-1.


                                       /s/ Frazier & Deeter, LLC
                                           Frazier & Deeter, LLC

Atlanta, Georgia
March 18, 2004